EXHIBIT 23.1
               Consent of Grant Thornton, LLP
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                       EXHIBIT 23.1





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 8, 1997, accompanying the consolidated financial statements of Harleysville National

Corporation and subsidiaries appearing in the Annual Report on

Form 10-K for the year ended December 31, 1996, which is

incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of said report in this

Post-Effective Amendment No. 1 to the Registration Statement of

Harleysville National Corporation on Form S-3 (No. 33-57790,

effective February 3, 1993), of the aforementioned report and to the use of our name as it appears under the caption "Experts".



/s/ Grant Thornton, LLP
-----------------------
Grant Thornton

Philadelphia, PA
August 14, 1997